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                                                                     Exhibit 6.1

                                                                     EXHIBIT E


                              Nuveen Investments

                       DIRECTORS AND CORPORATE OFFICERS

Schwertfeger, Timothy R.             Chairman of the Board
                                     Chief Executive Officer

Amboian, John P.                     President

Adams, William IV                    Executive Vice President

Bartenhagen, Jennifer L.             Vice President

Berkshire, Alan G.                   Senior Vice President, Secretary
                                     and General Counsel

Bond, H. Bruce                       Managing Director
                                     and Vice President

Buttarazzi, Ronald J.                Vice President

Crossley, Lisa D.                    Vice President

Dalmaso, Nicholas                    Assistant Vice President,
                                     Assistant General Counsel
                                     and Assistant Secretary

D'Arrigo, Peter H.                   Vice President and Treasurer

Droeger, Jessica R.                  Assistant Vice President,
                                     Assistant General Counsel
                                     and Assistant Secretary

Foy, Stephen D.                      Vice President

Fulton, Benjamin T.                  Vice President

Jacobs, Jill                         Assistant Vice President

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Kucinskis, Anna R.                   Vice President

Martin, Larry W.                     Vice President
                                     Assistant General Counsel
                                     Assistant Secretary

Muntz, Thomas C.                     Vice President

Wilson, Margaret E.                  Senior Vice President
                                     Controller

Williamson, Alan                     Group President, Managed Assets

Zimmerman, Gifford R.                Vice President
                                     Associate General Counsel
                                     Assistant Secretary